                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          SPATIALIGHT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                               SPATIALIGHT, INC.
                              8-C COMMERCIAL BLVD.
                         NOVATO, CALIFORNIA 94949-5759

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Spatialight, Inc. (the "Company") will be held at the Novato Oaks Inn, 215 Alameda Del Prado, Novato, California, on Friday, June 20, 1997, at 10:00 a.m. local time, for the following purposes:

    1. To elect four directors for a term of one year and until their successors have been elected and qualified.

    2. To consider and vote upon a proposal to amend the Company's 1993 Employee Stock Option Plan to increase the number of shares eligible for distribution thereunder from 415,000 to 1,415,000.

    3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Information concerning matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

    Shareholders of record at 5:00 p.m. Eastern Standard Time, on May 1, 1997, are entitled to notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she now plans to attend the Annual Meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may revoke his or her proxy in writing and vote personally on each matter brought before the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Lesley A. Spier

                                          Lesley A. Spier
                                          ASSISTANT SECRETARY

May 14, 1997

                                PROXY STATEMENT
                                       OF
                               SPATIALIGHT, INC.
                                    FOR THE
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

    This Proxy Statement (the "Proxy Statement") is furnished to shareholders of Spatialight, Inc., a New York corporation having its principal offices at 8 Commercial Boulevard, Suite C, Novato, California 94949-6125 (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company relating to the 1997 Annual Meeting of shareholders (the "Annual Meeting") which will be held at the Novato Oaks Inn, 215 Alameda Del Prado, Novato, California, on Friday, June 20, 1997, at 10:00 a.m. local time, and at any and all adjournments of the Annual Meeting. The enclosed proxy, when properly executed and received by the Assistant Secretary of the Company prior to the Annual Meeting, will be voted as therein specified unless revoked by filing with the Assistant Secretary prior to any vote at the Annual Meeting, a written revocation or a duly executed proxy bearing a later date. Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, a signed proxy will be voted FOR the election of the four director nominees named herein. Unless a proxy is designated as being voted against, or unless a shareholder designates that the shareholder abstains, with regard to proposals 2 and 3 as set forth in the proxy, a signed proxy will be voted FOR those proposals. This Proxy Statement, together with the accompanying form of proxy, was mailed to shareholders on or about May 14, 1997.

    As of May 1, 1997, the record date for the Annual Meeting, there were 8,533,191 of the Company's common shares, par value $.01 per share (the "Common Shares"), issued and outstanding. Only shareholders of record on the books of the Company at the close of business on May 1, 1997 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments of the Annual Meeting. Each such shareholder is entitled to one vote for each share of common stock registered in the name of the shareholder. A majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business.

    The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by use of the mails. In addition, officers and regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone or telegraph. The Company has requested persons holding Common Shares in their names for others or in the names of nominees to forward soliciting material to the beneficial owners of such Common Shares, and the Company will, if requested, reimburse such persons for their reasonable expenses in so doing.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of May 1, 1997 the name, address and number of shares of the Company's common stock held by each director and executive officer of the Company and each other person known by the Company to own beneficially more than 5% of the Company's outstanding shares of common stock and the number of shares owned by all directors of the Company, as a group:

                                                                                   AMOUNT OF NATURE OF
NAME AND ADDRESS                                                                       BENEFICIAL        PERCENT OF
BENEFICIAL OWNER                                                                        OWNERSHIP         CLASS(1)
---------------------------------------------------------------------------------  -------------------  -------------
Raymond L. Bauch ................................................................       2,416,939(2)          28.3%
  14 Office Drive Park, Suite 1
  Palm Coast, FL 32137

Jalcanto, Ltd. ..................................................................       1,067,500(3)          12.5%
  c/o Wynchwood Trust Ltd.
  3 Castle St.
  Castletown
  Isle of Man, British Isles

Sabotini, Ltd. ..................................................................       1,067,500(4)          12.5%
  c/o Wynchwood Trust Ltd.
  3 Castle St.
  Castletown
  Isle of Man, British Isles

William E. Hollis ...............................................................         133,500(5)           1.5%
  8-C Commercial Drive
  Novato, CA 94949-6125

Edward J. Kelly .................................................................          88,000(6)           1.0%
  126 Wedgewood Drive
  Penfield, NY 14528

Michael H. Burney ...............................................................          10,000(7)          *
  424 9th Street
  Santa Monica, CA 90402

Dean S. Irwin ...................................................................          50,000(8)          *
  8-C Commercial Drive
  Novato, CA 94949-6125

Lawrence J. Matteson ............................................................          10,000(9)          *
  5 Hogan Court
  Pittsford, NY 14534

L. John Loomis ..................................................................               0             *
  8-C Commercial Drive
  Novato, CA 94949-6125

Thomas D. Stahl .................................................................          10,000(10)         *
  960 N. San Antonio Road
  Los Altos, CA94024

All directors and officers as a group (7 persons)................................         301,500(11)          3.4%

------------------------

 *   Represents less than 1%.

 (1)  Based upon a total of 8,533,191 shares outstanding as of May 1, 1997.

 (2) Includes 28,169 shares held by the Raymond L. Bauch Foundation over which Mr. Bauch has certain voting and investment power. Mr. Bauch disclaims beneficial ownership of such shares.

 (3) Based solely upon information filed on Schedule 13D by the named shareholder. To the Company's knowledge, Shaun F. Cairns and Paul A. Bell are the sole directors of the named shareholder. As such, Mr. Cairns and/or Mr. Bell may be deemed to be the beneficial owner(s) of the shares of the Company's Common Stock held by the named shareholder.

 (4) Based solely upon information filed on Schedule 13D by the named shareholder. To the Company's knowledge, Shaun F. Cairns and Paul A. Bell are the sole directors of the named shareholder. As such, Mr. Cairns and/or Mr. Bell may be deemed to be the beneficial owner(s) of the shares of the Company's Common Stock held by the named shareholder.

 (5) Includes 90,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

 (6) Includes 80,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

 (7) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

 (8) Includes 50,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997

 (9) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

(10) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

(11) Includes 250,000 shares of Common Stock issuable upon exercise of outstanding stock options within 60 days of May 1, 1997.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A Board of Directors consisting of four directors is proposed to be elected by the shareholders at the Annual Meeting, each director to hold office until the next Annual Meeting and until his successor is duly elected and qualified. Pursuant to the Company's By-Laws, the number of directors that may be elected has been fixed by the Board of Directors at six.

    The Board of Directors recommends the election of the following four nominees: Michael H. Burney, William E. Hollis, Lawrence J. Matteson, and L. John Loomis. Information about these nominees and about the directors and executive officers of the Company is provided below.

    The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director, but should any such nominee so notify the Company of the nominee's unavailability prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

    Unless authority to vote for one or more of the director nominees is specifically withheld according to the instructions, proxies which are executed and returned to the Company prior to the Annual Meeting in the enclosed form will be voted for the election of each of the four nominees named below. The proxy solicited by the Board of Directors will be so voted unless shareholders specify a contrary choice therein. The affirmative vote of a plurality of the votes cast at the meeting shall be required to elect directors.

    The following table sets forth certain information with respect to the Company's current directors and executive officers and the nominees to be elected at this meeting.

NAME                                      AGE      POSITION(S)                                             DIRECTOR SINCE
------------------------------------      ---      ------------------------------------------------------  ---------------
Michael H. Burney...................          44   Director, nominated to become Director                          1996
William E. Hollis...................          58   Director, nominated to become Chairman of the Board;            1996
                                                     Chief Executive Officer, President
Lawrence J. Matteson................          57   Director, nominated to become Director                          1991
Thomas D. Stahl.....................          48   Director                                                        1996
Edward J. Kelly.....................          65   Director                                                        1994
L. John Loomis......................          46   Nominated to become Director; Senior Executive Vice              n/a
                                                     President, Chief Operating Officer
Dean S. Irwin.......................          34   Vice President Engineering                                       n/a

DESCRIPTION OF BUSINESS EXPERIENCE.

    MICHAEL H. BURNEY, Director, has been Chairman and C.E.O. of Chronomotion Imaging Applications, Inc. in Santa Monica, California since its founding in 1993. Mr. Burney was a Vice President with Packard Bell Electronics, Inc. in West Lake Village, California from 1990 through 1995, and was a consultant for Arthur Young & Company and Deloitte & Touche from 1987 through 1990. After receiving a Bachelor of Arts from Pomona College in Claremont, California in 1975, Mr. Burney received a Master of Business Administration in 1986 from the University of Southern California. Mr. Burney is the recipient of two U.S. patents in association with his current company.

    WILLIAM E. HOLLIS joined the Company in December 1994 as President and Chief Executive Officer. During 1994, prior to joining the Company, Mr. Hollis was a management consultant specializing in assisting small businesses to improve operations. In December 1992 he joined PSC, Inc., a bar code scanner manufacturer, as its Chief Financial Officer, leaving the company in January 1994. From September 1988 to November 1992, he served as Chief Financial Officer and co-founder of AMTX, Inc., a spin-off of the Xerox Corporation. Prior to serving at AMTX, Mr.Hollis held various financial planning and analysis positions at Xerox for 18 years. Mr. Hollis holds a B.S. degree from Drake University.

    LAWRENCE J. MATTESON has been Chairman of the Board since May 23, 1995. He has been a Director since October 1991, and currently he is an executive professor of business policy at the William E. Simon Graduate School of Business Administration, University of Rochester. Mr. Matteson was Senior Vice President and General Manager, Electronic Imaging for Kodak until December 1, 1991. Mr. Matteson began his career with Kodak in 1965 as a research engineer and has worked at Kodak in various positions continuously from that date until December 1, 1991. He holds degrees in engineering and an M.B.A. from the University of Rochester Graduate School of Business.

    THOMAS D. STAHL has served as a director since May 1996. Mr. Stahl's term as director will expire at the Annual Meeting because Mr. Stahl is not standing for reelection. Mr. Stahl has served as Chief Technology Officer of LumaVision Displays, Inc. since August 1996. Mr. Stahl previously served as Executive Vice President and General Manager, Teleview Research, Inc. of San Jose, California from July 1995 until August 1996. Mr. Stahl joined Teleview in September 1994 as Vice President, Sales and Marketing. Mr. Stahl served as Director of Sales for OIS Imaging Systems, a manufacturer of flat panel displays, from December 1990 to 1994. Mr. Stahl has held various senior sales and management positions in the display industry with start-up and large Fortune companies including NCR and Xerox Corporation. He is the holder of several patents and licenses related to display technology. Mr. Stahl holds a B.A. degree from Ohio State University.

    EDWARD J. KELLY retired as President and Chief Executive Officer of the Company as of December 1, 1994 and was appointed as a member of the Board of Directors at that time. Mr. Kelly's term as director will expire at the Annual Meeting because Mr. Kelly is not standing for reelection. Mr. Kelly joined the Company in May 1991 as a Director and served until April of 1992, when he was elected as President and C.E.O. of the Company, and President of Sayett Technology, Inc. Joining Eastman Kodak in June 1958, he held various managerial positions in engineering until his retirement in 1990, when he became Manager of Equipment Development for the Professional Photography Division. Mr. Kelly holds a B.S. degree in electrical engineering from Tufts University and a M.B.A. degree from the University of Rochester Graduate School of Business.

    L. JOHN LOOMIS joined the Company in February 1997 as Chief Operating Officer. Mr. Loomis supervises design engineering, manufacturing, and production. From 1995 to 1997, Mr. Loomis was the Director of Creative and Software Development for Compaq Computer Corporation. He created and managed the Presario Platform Software Engineering group. Prior to working at Compaq, Mr. Loomis was President and COO of Motion Works Corporation from 1994 to 1995. From 1992 to 1994, Mr. Loomis held the positions of Director of Core Technologies and Chief Architect for Open Vision Technologies, Inc. Mr. Loomis earned his undergraduate business degree from the University of Wisconsin and completed the Presidential MBA program at Pepperdine University.

    DEAN S. IRWIN joined Spatialight of California in July 1993 and has led the engineering department and product development efforts. Mr. Irwin has an extensive background in electronics, software, and optics used in the design and manufacture of high technology products. Prior to joining Spatialight of California he was the founder and Chief Scientist for D.I.R. Corp., which developed products for commercial and government applications, including electronic systems for the U.S. Air Force and Department of Energy. Mr. Irwin also has worked in various engineering capacities for Acculase, Inc., GA Technologies, Inc., Universal Voltronics Corp., and Borland International, and he has consulted to the Plasma Research Center at M.I.T. and the Institute of Plasma Physics at Nagoya University, Japan.

    OTHER DIRECTORSHIPS. None of the Company's directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended.

    All directors serve for a term of one year and until their successors are duly elected. All officers serve at the discretion of the Board of Directors. All current directors of the Company were elected at the May 1996 annual meeting of the Company's shareholders. Mr. Stahl and Mr. Kelly are not standing for reelection, and Mr. Alan Lockwood resigned from the Board in July 1996.

    MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors met four times during the year ended December 31, 1996. The Company has two committees of the Board, Audit and Compensation. The Company does not have a standing nominating committee. The Audit Committee was comprised of Messrs. Matteson and Burney and held no meetings during 1996. The Compensation Committee was comprised of Messrs. Kelly, Matteson, and Stahl and met two times during 1996.

    The Audit Committee's function is to review, with the Company's independent auditors and management, the results of the examination of the Company's financial statements by the independent auditors and the independent auditors' opinion. The Audit Committee also approves all professional services performed by the independent auditors, recommends the retention of the independent auditors to the Board, subject to ratification by the shareholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls.

    The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants.

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT. Based solely upon its review of Forms 3 and 4 received by the Company during its fiscal year ended December 31, 1996, and in reliance upon written representations regarding the necessity to file Form 5, the Company has determined that, to the best of its knowledge and belief, no officer, director, or shareholder required to file such forms has failed to do so timely.

    COMPENSATION OF DIRECTORS. Non-management directors are paid $500 for each board meeting attended. Directors who are also full-time employees are not paid directors' fees.

    EMPLOYMENT CONTRACTS. In 1996, the Company entered into a three-year employment agreement with Mr. Hollis. Mr. Hollis' contract is for three years, and provides a base salary of $120,000, certain benefits, and bonuses as declared by the Board of Directors. The contract requires Mr. Hollis to maintain confidentiality of Company information, turn all inventions over to the Company, and refrain from solicitation of customers for two years following termination. The agreement is terminable if the Company ceases to do business, and terminable by the Company for cause.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    EXECUTIVE COMPENSATION. The following table sets forth the compensation paid for the years 1994, 1995 and 1996 to the Company's Chief Executive Officer. No other executive officer of the Company earned in excess of $100,000 in any one year.

                           SUMMARY COMPENSATION TABLE

                                                                                 SECURITIES
                                                                                 UNDERLYING
NAME AND PRINCIPAL POSITION                             YEAR       SALARY     OPTIONS/ SARS(#)
----------------------------------------------------  ---------  ----------  -------------------
William E. Hollis,                                         1996  $  105,081          60,000
  President and C.E.O.                                     1995  $   82,225          30,000
                                                           1994  $    6,323          30,000

NOTE: Columnar information required by Item 402(a)(2) has been omitted for categories where there has been no compensation awarded to, earned by, or paid to any of the named executives required to be reported in the table during 1994, 1995 or 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                              (B)            (C)
                           NUMBER OF     % OF TOTAL
                          SECURITIES    OPTIONS/SARS        (D)
                          UNDERLYING     GRANTED TO     EXERCISE OR        (E)
          (A)            OPTIONS/SARS   EMPLOYEES IN    BASE PRICE     EXPIRATION
NAME                      GRANTED(#)     FISCAL YEAR      ($/SH)          DATE
-----------------------  -------------  -------------  -------------  -------------
William E. Hollis,                                                        April 16,
  President and CEO           60,000         36.36%      $  1.1875             2006

    OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth information with respect to options to purchase common stock granted to the Company's Chief Officer including: (i) the number of shares of common stock purchased upon exercise of options in the fiscal year ending December 31, 1996;
(ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 1996; and (iv) the value of such unexercised options at December 31, 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        DECEMBER 31, 1996 OPTION VALUES

                                                                                                VALUE OF
                                                                               NUMBER OF       UNEXERCISED
                                                                              UNEXERCISED     IN-THE-MONEY
                                                                              OPTIONS AT       OPTIONS AT
                                                                             DECEMBER 31,     DECEMBER 31,
                                                                               1996 (#)         1996 ($)
                             SHARES ACQUIRED ON                              EXERCISABLE/     EXERCISABLE/
NAME                             EXERCISE(#)          VALUE REALIZED($)      UNEXERCISABLE    UNEXERCISABLE
--------------------------  ---------------------  -----------------------  ---------------  ---------------
William E. Hollis,                        0                       0           45,000/75,000     $    0/$0
  President and CEO

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. During 1996, the Company sold securities in private placement transactions as follows. On July 11, 1996 the Company sold 1,585,000 shares of its common stock at a price of $1.125 per share in cash, and concurrently issued warrants to purchase an additional 1,585,000 shares of the Company's common stock (the "Warrants"). The shares were sold and the Warrants were acquired on identical terms and in identical amounts by Sabotini, Ltd. and Jalcanto, Ltd., each of which are Isle of Man corporations (the "Investors"). The Warrants are exercisable (subject to certain limitations) at any time prior to July 15, 2001, at an exercise price of $1.00 per share before July 15, 1997, $1.25 per share through July 1999, and $1.50 per share thereafter. On November 11, 1996, the Investors approved certain amendments to the Company's covenants under their original share purchase agreements, and the Company agreed to reprice the July 11, 1996 sale of common stock from $1.125 per share to $0.8352 per share. As a result, the Company issued an additional 550,000 shares of its common stock, evenly divided between the two Investors.

    LEGAL PROCEEDINGS. By letter dated January 13, 1997, counsel to the Investors notified the Company that the Investors were electing to rescind the Share Purchase Agreements dated July 10, 1996, as amended (the "Purchase Agreements"), under which the Investors purchased a total of 2,135,000 shares of common stock in the Company, and were demanding a refund by January 17, 1997 of the purchase price of such shares, or $1,783,125, plus interest. The alleged ground for rescission is the fact that the Company's registration statement on Form S-3 pertaining to the resale of such shares was not declared effective by the Securities and Exchange Commission (the "SEC") on or before December 31, 1996 (such registration statement was declared effective by the SEC on April 25, 1997). Subsequently, by letter dated February 3, 1997, counsel for the Investors notified the Company that Jalcanto, Ltd. had retracted its demand for rescission, with reservation of all rights. The letter reiterated the rescission demand on behalf of Sabotini, Ltd., and the request that the Company return approximately $892,000 to Sabotini, Ltd.

    On February 5, 1997, the Company was served notice that it was being sued by each of the Investors in the Superior Court of the State of California for the County of Marin. Each Investor filed a complaint for breach of contract, specific performance, and indemnification relating to the alleged failure to timely complete the contractually required registration statement. In addition, each complaint requests that the court issue a preliminary and permanent injunction against future issuances of shares of the Company's common stock or securities convertible into common stock without the Investor's consent. The complaint filed by Sabotini Ltd. also requests rescission and the return of the full purchase price of its shares (approximately $892,000). On February 26, 1997, a hearing was held with respect to Sabotini's application for a writ to attach the Company's funds in the amount of $920,000 to ensure enforceability of any eventual judgment in Sabotini's favor. By order dated February 28, 1997, the court denied the application for the writ without prejudice.

    The Company intends to defend itself vigorously in both actions and believes that it is not probable that Sabotini will prevail in rescinding its Purchase Agreement. The Company may be required to expend substantial funds and management resources in connection with the defense of these actions and any settlement or judgment; accordingly, the ultimate resolution of this litigation may have a material adverse effect on the Company's business and financial condition.

    VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS. The affirmative vote of a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election is required for approval of the proposal to elect the nominees named above. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

    The Board believes that the election of the nominees named above is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

                                  PROPOSAL TWO
APPROVAL OF AN AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE
                   NUMBER OF SHARES AUTHORIZED UNDER THE PLAN

    GENERAL. The Company's 1993 Employee Stock Option Plan (the "Plan") became effective in July 1993. A reserve of 415,000 shares of the Company's Common Stock was originally established as the amount of securities underlying the options issuable under the Plan.

    AT THE ANNUAL MEETING, THE SHAREHOLDERS ARE BEING REQUESTED TO RATIFY THE APPROVAL OF AN AMENDMENT TO THE 1993 EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN FROM 415,000 TO 1,415,000. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK PRESENT, OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING, WILL BE REQUIRED TO RATIFY THE APPROVAL OF SUCH AMENDMENT. THE BOARD OF DIRECTORS BELIEVES THAT THE INCREASE UNDER THE 1993 EMPLOYEE STOCK OPTION PLAN IS NECESSARY TO ENABLE THE COMPANY TO PROVIDE MEANINGFUL EQUITY INCENTIVES TO ATTRACT, MOTIVATE AND RETAIN EMPLOYEES AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS INCREASE.

    PURPOSES. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentives to employees of the Company, to promote the success of the Company's business, and to enable the Company's employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms.

    ADMINISTRATION. The Plan is administered by the Board of Directors, which has the authority to determine the persons to whom options are granted, the number of shares covered by each option, the type of option, the times at which an option may be exercised, the exercise price, the method of payment, and certain other terms. The Board of Directors may delegate the administration of the Plan to a committee composed of not less than two members of the Board, none of whom is eligible to participate in the Plan. The interpretation and construction of any provision of the Plan is within the sole discretion of the Board of Directors or its committee, whose determination is final and binding. The Board of Directors has delegated its authority to administer the Plan to the Compensation Committee.

    ELIGIBILITY. Options may be granted to any person, including officers, employed by the Company. The Compensation Committee selects the optionees and determines the number of shares to be subject to each option granted under the Plan.

    TERMS OF OPTIONS. Options granted under the Plan may be either incentive stock options as defined in Section 422A of the Code or nonstatutory stock options and become exercisable in accordance with terms established at the time of grant. The vesting schedule of the Plan allows for:
(1) one year after the grant date, the exercise of half the options granted, and
(2) two years after the grant date, full exercisability of all options granted. Each option is evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the option. The term of an option granted under the plan may not exceed ten years. The maximum term of incentive stock options granted to holders of more than 10% of the outstanding stock of the Company is five years.

    The exercise price for incentive stock options may not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant. If the optionee, at the time an incentive stock option is granted, owns stock possessing more than 10% of the total voting power of all classes of stock, the exercise price may not be less than 110% of the fair market value on the date of grant. The exercise price for nonstatutory options granted under the Plan may not be less than 100% of the fair market value of a share of the Company's common stock on the date of grant. The Plan permits the payment of the exercise price in cash or other property acceptable to the Compensation Committee (including shares of the Company's stock).

    The Plan provides that options are nonassignable and nontransferable, other than by will or the laws of descent and distribution, and may be exercised only by the employee while he or she is employed by the Company. Unless otherwise determined by the Committee, options may be exercised within three months after termination of employment, or within 12 months following termination of employment due to a permanent and total disability, or by the employee's estate within 12 months after his or her death, provided that such options were exercisable on the date of death or termination of employment. An employee who is "discharged for cause" including, but not limited to, conviction of a felony, damage to the Company, or gross negligence, must exercise options within 30 days of discharge unless otherwise determined by the Committee.

    CAPITAL CHANGES. The Plan provides for appropriate adjustments of the number of shares subject to outstanding options, the exercise price thereof, and the number of shares available for future grants, in the event the Company's shares are changed by reason of a subdivision or consolidation of shares, stock split, or other similar corporate transaction. If the Company merges into another corporation, sells substantially all of its assets, or if there is a corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the transaction, become fully exercisable with respect to the total number of shares purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if (i) such option is, in connection with the transaction in question, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the transaction, or
(iii) the acceleration of such option is subject to other applicable limitations imposed by the Compensation Committee at the time of the grant.

    AMENDMENT AND TERMINATION OF THE PLAN. The Plan terminates in July 2003, or the date when all shares subject to or which may become subject to the Plan have been purchased under options granted under the Plan, whichever is earlier, and no further awards of options may be made after that date. However, all options granted under the Plan will remain in effect until such options have been satisfied by the issuance of shares or terminated in accordance with the Plan.

    The Board may from time to time suspend, terminate, or amend the Plan in any respect; provided, however, that the Board may not, without the consent of the optionee, amend any outstanding option, or without the approval of the shareholders, materially increase the benefits accruing to participants under the Plan or materially modify the requirement as to eligibility for participation in the Plan.

    FEDERAL INCOME TAX INFORMATION. If an option granted under the Plan is an incentive stock option, the optionee will recognize no income upon grant of the option and incur no tax liability due to the exercise of the option unless the optionee is subject to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, a gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is an officer, director, or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under current law, the maximum long-term capital gain tax rate for individuals is 28% while the maximum ordinary income tax rate for individuals is 39.6%.

    All options which do not qualify as Incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment of cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

    The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Plan, and does not purport to be complete. The foregoing does not discuss the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

    OPTION GRANTS UNDER THE PLAN. As of December 31, 1996, options to purchase 235,000 shares of Common Stock under the Plan were outstanding at an average exercise price of $1.51 per share. Of that amount, options to purchase 65,000 shares of Common Stock were exercisable at an average exercise price of $2.35 per share. As of December 31, 1996, none of these vested options had been exercised, and 185,000 shares of Common Stock were available for future grants under the Plan. The last reported sale price for a share of the Company's Common Stock, as reported on the OTC Bulletin Board on April 9, 1997, was $1.00.

    NEW PLAN BENEFITS TABLE. Future grants under the Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and, in the case of stock options, the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by participants in the Plan. The following table sets forth the grants of stock options under the Plan during the fiscal year ended December 31, 1996, to (1) the Company's Chief Executive Officer; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all current officers who are not executive officers as a group.

                                                                      EXERCISE PRICE
NAME AND PRINCIPAL POSITION                                             PER SHARE      NUMBER OF SHARES
-------------------------------------------------------------------  ----------------  -----------------
William E. Hollis .................................................  $1.1875                   60,000
  President and Chief Executive Officer

All Executive Officers as a Group (2 Persons)......................  $0.875-$1.1875           120,000

All Outside Directors as a Group (2 Persons).......................  $0.875                    20,000

All Non-Executive Officer Employees as a Group.....................  $0.875-$1.1875            25,000

    VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION. The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal to increase the number of shares authorized under the Plan from 415,000 to 1,415,000. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of this vote.

    The Board believes that the proposed increase in the number of shares authorized under the Plan is in the best interests of the Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN FROM 415,000 TO 1,415,000.

                                 PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Deloitte & Touche LLP has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

    VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION. The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy is required for approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997.

    Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. The Board of Directors is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change could be in the best interests of the Company and its shareholders.

    The Board believes that the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997 is in the best interests of the

Company and the shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

                                 PROPOSAL FOUR
          OTHER BUSINESS; PROXIES TO VOTE UPON CERTAIN OTHER BUSINESS.

    As of the date of this Proxy Statement the Board of Directors knows of no other matters that are to be presented for consideration at the Annual Meeting. Should any other matter come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to any such matter in accordance with their judgment.

    Shareholders are requested to date, sign and return the proxy in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you so desire; otherwise, your proxy will be voted for you.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order for any shareholder proposal to be included in the Company's Proxy Statement to be issued in connection with the 1998 Annual Meeting of Shareholders, such proposal must be received by the Company no later than JANUARY 12, 1998.

INCLUDED WITH THIS PROXY IS THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS. AMONG THE INFORMATION APPEARING IN THE ANNUAL REPORT ARE "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION;" INFORMATION RELATING TO THE MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON SHARES; SUPPLEMENTAL FINANCIAL DATA; AND THE AUDITED FINANCIAL STATEMENTS OF THE COMPANY AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH THE AUDITOR'S REPORT. A COMPLETE COPY OF THE COMPANY'S FORM 10-KSB/A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO SPATIALIGHT, INC., 8-C COMMERCIAL DRIVE, NOVATO, CALIFORNIA 94949-6125, ATTENTION: CORPORATE SECRETARY.

                                          By Order of the Board of Directors

                                          /s/ Lesley Spier

                                          Lesley Spier
                                          ASSISTANT SECRETARY

Dated: May 14, 1997
Novato, California

                                SPATIALIGHT, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints William E. Hollis and L. John Loomis, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Spatialight, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Novato Oaks Inn, 215 Alameda Del Prado, Novato, California, on Friday, June 20, 1997, at 10:00 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Report on Form 10-KSB/A for the year ended December 31, 1996.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 4.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE

     A vote FOR the following proposals is recommended by the Board of
Directors:

PROPOSAL 1. To elect the following four (4) directors of the Company to serve until the 1998 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below.)

Michael H. Burney
William E. Hollis
L. John Loomis
Lawrence J. Matteson

               FOR all nominees          WITHHOLD
               listed (except as         AUTHORITY
               marked to the             to vote for all
               contrary)                 nominees listed
               -----------------         ---------------

                    / /                       / /

PROPOSAL 2. To approve an amendment to the Company's 1993 Employee Stock Option Plan to increase from 415,000 to 1,415,000 the number of shares reserved for issuance under the Option Plan.

               FOR               AGAINST               ABSTAIN

               / /                 / /                   / /

PROPOSAL 3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the year ending December 31, 1997.

               FOR               AGAINST               ABSTAIN

               / /                 / /                   / /

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.

Date:________________                    _______________________________________
                                                    [signature]


Date:________________                    _______________________________________
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